    As filed with the Securities and Exchange Commission on October 4, 1996
                                               Registration No. 333-_________
================================================================================

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                             PUBLIC STORAGE, INC.
            (Exact name of registrant as specified in its charter)

                                  California
        (State or other jurisdiction of incorporation or organization)

                                  95-3551121
                     (I.R.S. Employer Identification No.)

                         701 Western Avenue, Suite 200
                       Glendale, California  91201-2397
            (Address of Principal Executive Offices with Zip Code)

                             PUBLIC STORAGE, INC.
                     1996 STOCK OPTION AND INCENTIVE PLAN
                           (Full Title of the Plan)

                                 HUGH W. HORNE
                             Public Storage, Inc.
                         701 Western Avenue, Suite 200
                       Glendale, California  91201-2397
                                (818) 244-8080
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 -------------

                                With a copy to:

                             DAVID GOLDBERG, ESQ.
                             Public Storage, Inc.
                         701 Western Avenue, Suite 200
                       Glendale, California  91203-1241

                                 -------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                              Proposed           Proposed
                                            Amount            maximum            maximum          Amount of
          Title of securities               to be          offering price        aggregate      registration
           to be registered               registered          per share       offering price         fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par
value per share                         3,850,000 Shares     $22.375(1)       $86,143,750(1)       $26,105
--------------------------------------------------------------------------------------------------------------

================================================================================

(1) Estimated solely for the purpose of calculating the filing fee and, pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 30, 1996.

================================================================================

--------------------------------------------------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Public Storage, Inc. (the "Company") with the Commission are incorporated in this Registration Statement by reference:
(i) the Annual Report on Form 10-K for the year ended December 31, 1995, as amended by a Form 10-K/A dated April 29, 1995, a Form 10-K/A dated May 14, 1996 and a Form 10-K/A dated May 15, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, (iii) the Current Reports on Form 8-K dated January 22, 1996, September 6, 1996 and September 18, 1996, and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, effective June 30, 1981, as supplemented by the description of the Company's Common Stock contained in the Prospectus dated March 12, 1996 included in the Company's Registration Statement on Form S-3 (File no. 333-00965).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and shall be a part thereof from the date of filing of those documents.

Item 4.  Description of Securities

     A description of the Company's Common Stock, $.10 par value per share, is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel


                                LEGAL OPINIONS

     David Goldberg, senior vice president and general counsel of the Company, has delivered an opinion to the effect that the shares of Common Stock covered by this Registration Statement will be legally issued, fully paid and non-assessable. Mr. Goldberg owns 72,815 shares of the Company's Common Stock and 1,600 shares of the Company's preferred stock, and has options to acquire an additional 142,500 shares of the Company's Common Stock.

                                    EXPERTS

     The consolidated financial statements and related schedules of the Company for the year ended December 31, 1995 appearing in the Company's Annual Report on Form 10-K, as amended by a Form 10-K/A (Amendment No. 3) dated May 15, 1996, and the combined summaries of historical information relating to operating revenues and specified expenses--certain properties (the "Combined Summaries") for the properties and periods indicated in Note 1 to such Combined Summaries, appearing in the Company's Current Report on Form 8-K dated September 6, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included in the Company's Annual Report on Form 10-K and the Company's Current Report on Form 8-K dated September 6, 1996 and incorporated herein by reference. Such consolidated financial statements and Combined Summaries are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

     In August 1988, the Company's Articles of Incorporation were amended (as approved by the shareholders in August 1988) to provide that the Company may indemnify the agents of the Company to the maximum extent permitted under California law. In October 1988, the Company also entered into indemnity agreements (in the form approved by the shareholders in August 1988) with its management and non-management directors and executive officers. The agreements permit the Company to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit the Company from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination. The indemnification and limitations on liability permitted by the amendment to the Articles of Incorporation and the agreements are subject to the limitations set forth by California law. The Company believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the Company.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See Exhibit Index contained herein.

Item 9.  Undertakings

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 3rd day of October, 1996.

                                    PUBLIC STORAGE, INC.

                                    By:  /s/ B. Wayne Hughes
                                         -------------------------
                                         B. Wayne Hughes, Chairman
                                         of the Board

     Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                        Capacity                    Date
/s/ B. Wayne Hughes          Chairman of the Board, Chief        October 3, 1996
---------------------------  Executive Officer and Director
B. Wayne Hughes              (principal executive officer)

/s/ Harvey Lenkin            President and Director              October 3, 1996
---------------------------
Harvey Lenkin

/s/ Ronald L. Havner, Jr.    Senior Vice President and Chief     October 3, 1996
---------------------------  Financial Officer (principal
Ronald L. Havner, Jr.        financial officer)

/s/ John Reyes               Vice President and Controller       October 3, 1996
---------------------------  (principal accounting officer)
John Reyes

/s/ Robert J. Abernethy      Director                            October 3, 1996
---------------------------
Robert J. Abernethy

/s/ Dann V. Angeloff         Director                            October 3, 1996
---------------------------
Dann V. Angeloff

/s/ William C. Baker         Director                            October 3, 1996
---------------------------
William C. Baker

/s/ Uri P. Harkham           Director                            October 3, 1996
---------------------------
Uri P. Harkham


                                 EXHIBIT INDEX


Exhibit No.  Description

5.1 Opinion of David Goldberg as to the legality of the securities being registered.

23.1         Consent of independent auditors.

23.2         Consent of David Goldberg (including in Exhibit 5.1).

99.1         The Company's 1996 Stock Option and Incentive Plan.